Exhibit 99.1
press release
Paylocity Announces Third Quarter Fiscal Year 2022 Financial Results
•Q3 2022 Recurring & Other Revenue of $245.0 million, up 32% year-over-year
•Q3 2022 Total Revenue of $246.0 million, up 32% year-over-year
SCHAUMBURG, IL. – May 5, 2022 – Paylocity Holding Corporation (Nasdaq: PCTY), a leading provider of cloud-based HR and payroll software solutions, today announced financial results for the third quarter of fiscal year 2022, which ended March 31, 2022.

“The momentum from our record setting selling season continued throughout the third quarter, with strong sales execution across our target market. Third quarter revenue growth was 32%, marking our third straight quarter with more than 30% revenue growth as our differentiated value proposition of providing the most modern software in the industry continues to resonate in the marketplace. In April we announced the release of Community Plus, which introduces new collaboration functionality, including one-to-one and one-to-many chat, the ability to create, edit, and share files, and the automated addition of employees to team groups as they join the company,” said Steve Beauchamp, Co-Chief Executive Officer of Paylocity.
Third Quarter Fiscal 2022 Financial Highlights
Revenue:
•Total revenue was $246.0 million, an increase of 32% from the third quarter of fiscal year 2021.
•Recurring & other revenue was $245.0 million, an increase of 32% from the third quarter of fiscal year 2021.
Operating Income:
•GAAP operating income was $47.4 million and Non-GAAP operating income was $75.5 million in the third quarter of fiscal year 2022.
Net Income:
•GAAP net income was $34.8 million or $0.62 per share for the three months ended March 31, 2022 based on 56.4 million diluted weighted average common shares outstanding.
Adjusted EBITDA:
•Adjusted EBITDA, a non-GAAP measure, was $85.7 million in the third quarter of fiscal year 2022.
Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $96.5 million as of the end of the quarter.
•Cash flow from operations for the third quarter of fiscal year 2022 was $78.5 million compared to $66.1 million for the third quarter of fiscal year 2021.
•As of March 31, 2022, Paylocity had no long-term debt and had not drawn on its credit facility. In January 2022, Paylocity borrowed $50 million under its credit facility in connection with the Cloudsnap acquisition, which was repaid within the third quarter.
A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook
Based on information available as of May 5, 2022, Paylocity is issuing guidance for the fourth quarter and full fiscal year 2022 as indicated below.
Fourth Quarter 2022:
•Total revenue is expected to be in the range of $215.5 million to $219.5 million, which represents approximately 30% growth over fiscal 2021 fourth quarter revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $49.5 million to $52.5 million.
Fiscal Year 2022:
•Total revenue is expected to be in the range of $839.2 million to $843.2 million, which represents approximately 32% growth over fiscal year 2021 revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $228.0 million to $231.0 million.
We are unable to reconcile forward-looking non-GAAP Adjusted EBITDA to its directly comparable GAAP financial measure because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.
Conference Call Details
Paylocity will host a conference call to discuss its third quarter fiscal year 2022 results at 4:30 p.m. Central Time today (5:30 Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company's Investor Relations Web site at www.paylocity.com. Participants who choose to call in to the conference call can do so by dialing (855) 226-3021 or (315) 625-6892, passcode 4348876. A replay of the call will be available and archived via webcast at www.paylocity.com.
About Paylocity
Paylocity is a leading provider of cloud-based HR and payroll software solutions headquartered in Schaumburg, IL. Founded in 1997 and publicly traded since 2014, Paylocity offers an intuitive, easy-to-use product suite that helps businesses tackle today’s challenges while moving them toward the promise of tomorrow. Known for its unique culture and consistently recognized as one of the best places to work, Paylocity accompanies its clients on the journey to create great workplaces and help people achieve their best through automation, data-driven insights, and engagement. For more information, visit www.paylocity.com.
Non-GAAP Financial Measures
The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, adjusted gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP net income per share, non-GAAP sales and marketing, non-GAAP total research and development and non-GAAP general and administrative and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Adjusted gross profit is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized internal-use software costs. Non-GAAP operating income is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release. Non-GAAP net income and non-GAAP net income per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release, including the income tax effect on these items. Non-GAAP total research and development is adjusted for capitalized internal-use software costs and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Free cash flow is defined as net cash provided by operating activities less capitalized internal-use software costs, purchase of property and equipment and lease allowances used for tenant improvements. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.
Safe Harbor/Forward Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, ability to scale its business, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management's estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals. Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the possibility that the anticipated synergies of the unified solution through Paylocity’s recent acquisitions of Blue Marble and Cloudsnap may not be achieved and the combined operations may not be successfully integrated in a timely manner, if at all; general economic conditions in regions in which Paylocity does business, including the ongoing impact of the novel coronavirus disease (“COVID-19”) on the U.S. and the global economy, reductions in interest rates, business disruptions, reductions in employment and an increase in business failures that have occurred or may occur in the future; the continuing impact of COVID-19 on Paylocity’s employees and clients and Paylocity’s ability to provide services to its clients and respond to their needs; Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; Paylocity’s ability to sell new products and retain subscriptions for its existing products to its new and existing clients; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; challenges related to cybersecurity threats and evolving cybersecurity regulations; Paylocity’s reliance on and ability to expand its referral network of third parties; Paylocity’s reliance on third party payroll partners in foreign jurisdictions in its Blue Marble business; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; difficulties in forecasting Paylocity’s tax position; risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets; continued acceptance of SaaS as an effective method for delivery of payroll and HCM solutions; Paylocity’s ability to protect and defend its intellectual property; the risk that Paylocity’s security measures are compromised or a threat actor gains unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; the possibility that Paylocity may be adversely affected by other economic, business, and/or competitive factors; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 6, 2021. Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC. These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events, including events relating to the COVID-19 pandemic and its severity, duration and ultimate impact, may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Balance Sheets
(in thousands, except per share data)

	June 30, 2021	March 31, 2022
Assets
Current assets:
Cash and cash equivalents	$202,287	$96,465
Corporate investments	4,456	—
Accounts receivable, net	6,267	17,794
Deferred contract costs	44,230	54,735
Prepaid expenses and other	15,966	23,430
Total current assets before funds held for clients	273,206	192,424
Funds held for clients	1,759,677	4,324,567
Total current assets	2,032,883	4,516,991
Capitalized internal-use software, net	45,018	57,713
Property and equipment, net	59,835	64,004
Operating lease right-of-use assets	43,984	50,808
Intangible assets, net	13,027	48,245
Goodwill	33,650	102,183
Long-term deferred contract costs	170,663	209,580
Long-term prepaid expenses and other	4,223	7,910
Deferred income tax assets	11,602	21,804
Total assets	$2,414,885	$5,079,238

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,230	$5,051
Accrued expenses	103,109	108,820
Total current liabilities before client fund obligations	107,339	113,871
Client fund obligations	1,759,677	4,324,567
Total current liabilities	1,867,016	4,438,438
Long-term operating lease liabilities	67,201	71,178
Other long-term liabilities	1,958	2,422
Deferred income tax liabilities	1,780	1,781
Total liabilities	$1,937,955	$4,513,819
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2021 and March 31, 2022	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2021 and March 31, 2022; 54,594 shares issued and outstanding at June 30, 2021 and 55,120 shares issued and outstanding at March 31, 2022	55	55
Additional paid-in capital	241,718	256,204
Retained earnings	235,091	310,722
Accumulated other comprehensive income (loss)	66	(1,562)
Total stockholders' equity	$476,930	$565,419
Total liabilities and stockholders’ equity	$2,414,885	$5,079,238

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2022	2021	2022
Revenues:
Recurring and other revenue	$184,927	$244,962	$465,195	$620,827
Interest income on funds held for clients	1,126	1,008	2,981	2,877
Total revenues	186,053	245,970	468,176	623,704
Cost of revenues	57,326	75,538	160,248	209,608
Gross profit	128,727	170,432	307,928	414,096
Operating expenses:
Sales and marketing	40,055	52,752	115,504	154,856
Research and development	18,458	25,670	56,443	74,024
General and administrative	31,071	44,632	87,038	119,448
Total operating expenses	89,584	123,054	258,985	348,328
Operating income	39,143	47,378	48,943	65,768
Other expense	(207)	(311)	(843)	(800)
Income before income taxes	38,936	47,067	48,100	64,968
Income tax expense (benefit)	2,102	12,221	(10,836)	(10,663)
Net income	$36,834	$34,846	$58,936	$75,631
Other comprehensive loss, net of tax	(126)	(1,218)	(536)	(1,628)
Comprehensive income	$36,708	$33,628	$58,400	$74,003

Net income per share:
Basic	$0.68	$0.63	$1.09	$1.38
Diluted	$0.65	$0.62	$1.05	$1.34

Weighted-average shares used in computing net income per share:
Basic	54,415	55,114	54,244	54,996
Diluted	56,414	56,367	56,338	56,437
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises for each of the three and nine months ended March 31, are included in the above line items:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2022	2021	2022
Cost of revenues	$1,996	$2,978	$6,401	$9,832
Sales and marketing	4,001	5,213	12,368	16,982
Research and development	2,661	4,911	8,277	15,131
General and administrative	7,852	11,538	23,287	32,921
Total stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	$16,510	$24,640	$50,333	$74,866

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended March 31,
	2021	2022
Cash flows from operating activities:
Net income	$58,936	$75,631
Adjustments to reconcile net income to net cash provided by operating activities
Stock-based compensation expense	46,947	70,197
Depreciation and amortization expense	32,070	36,419
Deferred income tax benefit	(10,656)	(10,882)
Provision for credit losses	213	238
Net accretion of discounts and amortization of premiums on available-for-sale securities	315	342
Amortization of debt issuance costs	127	136
Other	545	286
Changes in operating assets and liabilities:
Accounts receivable	(4,495)	(9,654)
Deferred contract costs	(39,621)	(49,205)
Prepaid expenses and other	(2,531)	(9,418)
Accounts payable	1,592	141
Accrued expenses and other	2,318	1,163
Net cash provided by operating activities	85,760	105,394
Cash flows from investing activities:
Purchases of available-for-sale securities	—	(215,538)
Proceeds from sales and maturities of available-for-sale securities	82,488	85,875
Capitalized internal-use software costs	(21,664)	(26,285)
Purchases of property and equipment	(8,155)	(15,355)
Acquisitions of businesses, net of cash acquired	(14,992)	(107,576)
Other investing activities	—	(2,500)
Net cash provided by (used in) investing activities	37,677	(281,379)
Cash flows from financing activities:
Net change in client fund obligations	724,610	2,564,829
Borrowings under credit facility	—	50,000
Repayment of credit facility	(100,000)	(50,000)
Proceeds from exercise of stock options	146	—
Proceeds from employee stock purchase plan	6,100	7,216
Taxes paid related to net share settlement of equity awards	(51,828)	(68,509)
Payment of debt issuance costs	(56)	(64)
Net cash provided by financing activities	578,972	2,503,472
Net change in cash, cash equivalents and funds held for clients' cash and cash equivalents	702,409	2,327,487
Cash, cash equivalents and funds held for clients' cash and cash equivalents—beginning of period	1,492,133	1,945,881
Cash, cash equivalents and funds held for clients' cash and cash equivalents—end of period	$2,194,542	$4,273,368
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment, accrued but not paid	$—	$1,251
Liabilities assumed for acquisitions	$281	$4,470
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$820	$257
Refunds received for income taxes	$(222)	$(115)
Reconciliation of cash, cash equivalents and funds held for clients' cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$175,453	$96,465
Funds held for clients' cash and cash equivalents	2,019,089	4,176,903
Total cash, cash equivalents and funds held for clients' cash and cash equivalents	$2,194,542	$4,273,368

Paylocity Holding Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
(In thousands except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2022	2021	2022
Reconciliation from Gross profit to Adjusted gross profit:
Gross profit	$128,727	$170,432	$307,928	$414,096
Amortization of capitalized internal-use software costs	6,005	6,308	17,273	18,523
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,996	2,978	6,401	9,832
Other items (1)	—	46	—	94
Adjusted gross profit	$136,728	$179,764	$331,602	$442,545

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2022	2021	2022
Reconciliation from Operating income to Non-GAAP Operating income:
Operating income	$39,143	$47,378	$48,943	$65,768
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	16,510	24,640	50,333	74,866
Amortization of acquired intangibles	1,028	2,630	2,812	5,982
Other items (2)	292	806	1,377	1,609
Non-GAAP Operating income	$56,973	$75,454	$103,465	$148,225

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2022	2021	2022
Reconciliation from Net income to Non-GAAP Net income:
Net income	$36,834	$34,846	$58,936	$75,631
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	16,510	24,640	50,333	74,866
Amortization of acquired intangibles	1,028	2,630	2,812	5,982
Other items (2)	292	806	1,377	1,817
Income tax effect on adjustments (3)	(5,215)	5,869	(20,602)	(20,060)
Non-GAAP Net income	$49,449	$68,791	$92,856	$138,236

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2022	2021	2022
Calculation of Non-GAAP Net income per share:
Non-GAAP Net income	$49,449	$68,791	$92,856	$138,236
Diluted weighted-average number of common shares	56,414	56,367	56,338	56,437
Non-GAAP Net income per share	$0.88	$1.22	$1.65	$2.45

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2022	2021	2022
Reconciliation from Net income to Adjusted EBITDA:
Net income	$36,834	$34,846	$58,936	$75,631
Interest expense	204	168	895	386
Income tax expense (benefit)	2,102	12,221	(10,836)	(10,663)
Depreciation and amortization expense	10,999	13,036	32,070	36,419
EBITDA	50,139	60,271	81,065	101,773
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	16,510	24,640	50,333	74,866
Other items (2)	292	806	1,377	1,817
Adjusted EBITDA	$66,941	$85,717	$132,775	$178,456

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2022	2021	2022
Reconciliation of Non-GAAP sales and marketing:
Sales and marketing	$40,055	$52,752	$115,504	$154,856
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	4,001	5,213	12,368	16,982
Other items (1)	—	60	—	162
Non-GAAP sales and marketing	$36,054	$47,479	$103,136	$137,712

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2022	2021	2022
Reconciliation of Non-GAAP total research and development:
Research and development	$18,458	$25,670	$56,443	$74,024
Capitalized internal-use software costs	6,832	8,319	21,664	26,285
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	2,661	4,911	8,277	15,131
Other items (1)	215	218	600	686
Non-GAAP total research and development	$22,414	$28,860	$69,230	$84,492

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2022	2021	2022
Reconciliation of Non-GAAP general and administrative:
General and administrative	$31,071	$44,632	$87,038	$119,448
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	7,852	11,538	23,287	32,921
Amortization of acquired intangibles	1,028	2,630	2,812	5,982
Other items (2)	77	482	777	667
Non-GAAP general and administrative	$22,114	$29,982	$60,162	$79,878
(1) Represents certain nonrecurring acquisition-related costs.
(2) Represents nonrecurring costs including acquisition and other transaction-related costs and lease exit activity.
(3) Includes the income tax effect on non-GAAP net income adjustments related to stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, amortization of acquired intangibles and other items, which include acquisition and other transaction-related costs and lease exit activity.